Item 30. Exhibit (k)

April 28, 2010

MML Bay State Life Insurance Company

100 Bright Meadow Blvd.

Enfield, CT 06082-1981

RE:	MML Bay State Life Insurance Company (“MML Bay State”) and its MML Bay State Variable Life Separate Account I
Registration Statement filed on Form N-6, File No. 033-82060, as amended (the “Registration Statement”)
Prospectus Title: Variable Life Select

Ladies and Gentlemen:

This opinion is furnished in connection with the above-referenced Registration Statement for the Variable Life Select Policy (“Policy”). MML Bay State Variable Life Separate Account I is the issuer of the Policy.

As an attorney for Massachusetts Mutual Life Insurance Company, the parent company for MML Bay State, I provide legal advice to MML Bay State in connection with the operation of its variable products. In such role, I am familiar with this Registration Statement for the Policy. In so acting, I have made such examination of the law and examined or supervised the examination of such records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. For purposes of such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies. On the basis of this examination, I am of the following opinion:

1.	MML Bay State is a corporation duly organized and validly existing under the laws of the State of Connecticut and is subject to regulation by the Connecticut Commissioner of Insurance.
2.	MML Bay State Variable Life Separate Account I is a separate account duly created and validly existing in accordance with Connecticut law.
3.	The Policy, when properly issued, is a legal and binding obligation of MML Bay State, enforceable in accordance with its terms.

I hereby consent to the use of this opinion as an exhibit to this Registration Statement and any post-effective amendments thereto.

Very truly yours,

/s/ John E. Deitelbaum
John E. Deitelbaum
Senior Vice President & Deputy General Counsel
Massachusetts Mutual Life Insurance Company